Exhibit 4.1

ARCELORMITTAL,

as Company,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

and

CITIBANK, N.A.,

as Securities Administrator

Second Supplemental Indenture

Dated as of March 11, 2019

U.S.$750,000,000 4.550% Notes due 2026

Supplement to the Senior Indenture dated as of June 1, 2015

providing for the issuance of Senior

Debt Securities

SECOND SUPPLEMENTAL INDENTURE, dated as of March 11, 2019 (this “Second Supplemental Indenture”), among ArcelorMittal, a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”), Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”) under the Senior Indenture dated as of June 1, 2015, among the Company, the Trustee and the Securities Administrator (the “Base Indenture” and as supplemented by the Second Supplemental Indenture, the “Indenture”), and Citibank, N.A., a national banking association, as securities administrator (the “Securities Administrator”) under the Indenture.

RECITALS:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee and the Securities Administrator to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(h) of the Base Indenture provides for the Company, the Securities Administrator and the Trustee to enter into a supplemental indenture to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires by this Second Supplemental Indenture to create a new series of Securities to be issuable under the Base Indenture, as supplemented by this Second Supplemental Indenture, and to be known as the Company’s 4.550% Notes due 2026 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

WHEREAS, the Company has delivered to each of the Trustee and the Securities Administrator an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 1.02, 3.03 and 9.03 of the Base Indenture to the effect that all conditions precedent provided for in the Base Indenture relating to the Trustee’s execution and delivery of this Second Supplemental Indenture have been complied with and the execution of this Second Supplemental Indenture is permitted by the Base Indenture;

WHEREAS, the Company has requested that the Securities Administrator and the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make (i) this Second Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Securities Administrator, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE I—DEFINITIONS; GENERAL

Section 1.1 Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes with respect to the Notes issued hereby.

Section 1.2 Definition of Terms.

For all purposes of this Second Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

(a)	a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture unless otherwise specified herein;

(b)	a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c)	the singular includes the plural and vice versa; and

(d)	headings are for convenience of reference only and do not affect interpretation.

“Additional Basis Points” means 30 basis points with respect to the Notes.

“Applicable Procedures” means, with respect to any transfer, exchange or other activity of the Depositary, Euroclear and Clearstream on behalf of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, exchange or other activity.

“Authorized Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Corporate Secretary, any Vice-President, any Finance Special Proxy Holder of such Person and, with respect to the Company only, any Authorized Signatory for Daily Affairs.

“Change of Control” means an event whereby a Person (or a group of Persons acting in concert) other than one or more members of the Mittal Family controls or acquires control of the Company; provided that a Change of Control shall not be deemed to have occurred unless, within the Change of Control Period, (i) if the Company’s long-term, unsecured and unsubordinated indebtedness is rated by any one or more Rating Agencies, a Rating Downgrade in respect of that Change of Control occurs and, in the case only of such Rating Downgrade occurring within the Potential Change of Control Period, the relevant Rating Agency does not, within the Potential Change of Control Period, reverse such Rating Downgrade so that the

Company’s long-term, unsecured and unsubordinated indebtedness has the same or a better credit rating attributed by such Rating Agency than before such Rating Downgrade occurred, or (ii) if the Company’s long-term, unsecured and unsubordinated indebtedness is not rated by any one or more Rating Agencies, a Negative Rating Event in respect of that Change of Control occurs. For purposes of this definition, “control” means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.

“Change of Control Period” means the period commencing on the earlier of (i) the date of the first public announcement of the relevant Change of Control having occurred and (ii) the first day of the Potential Change of Control Period, and ending 90 days after the date of the first public announcement of the relevant Change of Control having occurred (the “Initial End Date”), provided that if one or more Rating Agencies has on or prior to the Initial End Date publicly announced that it has placed the rating of the Company’s long-term, unsecured and unsubordinated indebtedness under consideration for rating downgrade (the “Placing on Credit Watch”), the Change of Control Period shall be extended to the earlier of (i) the later of (a) the date which falls 60 days after the date of the Placing on Credit Watch and (b) the Initial End Date or (ii) the date which falls 60 days after the Initial End Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

“Consolidated Financial Statements” means the Company’s most recently published:

(a) audited annual consolidated financial statements, as approved by our Board of Directors and certified by an independent auditor; or, as the case may be,

(b) unaudited (but subject to a “review” from an independent auditor) consolidated half-year financial statements, as approved by our Board of Directors,

in each case prepared in accordance with Applicable Accounting Standards.

“Corporate Trust Office” means (i) with respect to the trustee, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890; and (ii) with respect to the securities administrator (A) solely for the purposes of the transfer, surrender or exchange of the subordinated debt securities: 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attn: Securities Window and (B) for all other purposes: 388 Greenwich Street, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Period” means the period during which interest accrues from the Closing Date or, if interest has already been paid, from the date it was most recently paid.

“Negative Rating Event” means the Company does not within the Change of Control Period obtain an Investment Grade Rating for the Company’s long-term, unsecured and unsubordinated indebtedness from at least one Rating Agency.

“Paying Agent” means the Securities Administrator under the Base Indenture. The Company may appoint one or more additional Paying Agents. The Company may change any Paying Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

“Place of Payment” means the United States.

“Potential Change of Control Period” means the period commencing on the date of the first public announcement of a potential Change of Control by the Company, or by any actual or potential bidder or any adviser thereto, and ending on the date of the first public announcement of the relevant Change of Control.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer; (ii) a primary U.S. government securities dealer in New York City selected by Credit Agricole Securities (USA) Inc. and its successors; and (iii) one other leading primary U.S. Government securities dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” has the meaning set out in the Notes attached hereto as Exhibit A.

“Remaining Scheduled Payments” means, with respect to Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Securities Registrar” means the Securities Administrator under the Base Indenture. The Company may appoint one or more co-Registrars. The Company may change any Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

“Stated Maturity” means March 11, 2026.

“Treasury Rate” means, for any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Section 1.3 General.

The terms of this Second Supplemental Indenture shall apply to the Notes issued under this Second Supplemental Indenture and shall not apply to any other series of Securities.

ARTICLE II—GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1 Designation and Principal Amount.

There is hereby authorized and established a new series of Securities designated the “4.550% Notes due 2026,” initially limited to an aggregate principal amount of U.S.$750,000,000, which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture. The Notes shall mature on March 11, 2026.

The Company may, from time to time and without the consent of the Holders, issue additional Notes on identical terms and conditions, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes; provided, however, that unless such Notes are issued under a separate CUSIP number, such additional Notes must be either part of the same “issue” for U.S. federal income tax purposes or must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes.

The Notes shall bear interest at a rate of 4.550% per annum, from the issue date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually in arrears on each March 11 and September 11, commencing on September 11, 2019 (each an “Interest Payment Date”) until the principal thereof is paid or duly provided for. Except as otherwise specified as contemplated by Section 3.01 of the Base Indenture, all interest shall be computed on the basis of a 360 day year of twelve 30-day months. Each payment of principal (and premium, if any) and interest (if any) on the Notes will be made to the Persons who are registered Holders of the Notes on the Regular Record Date. Payments due on a date other than a Business Day shall be made on the next succeeding Business Day and such extension of time will not result in a default under the Notes or the Base Indenture or this Second Supplemental Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Subject to the provisions of Section 10.02 of the Base Indenture (i) the principal of (and premium, if any) and interest (if any) on the Notes will be payable at the Place of Payment, (ii) the Notes may be surrendered at the Place of Payment for registration of transfer, (iii) the Notes may be surrendered at the Place of Payment for exchange and (iv) notices and demands to or upon the Company in respect of the Notes may be served at ArcelorMittal USA Holdings II LLC, 1 South Dearborn Street, 19th Floor, Chicago, IL 60603-2307, United States.

The Notes are not required to be listed on any securities exchange or quoted on any automated quotation system.

There are no deletions, limitations or modifications of or additions to the Events of Default, as set forth in the Base Indenture, with respect to the Notes.

The Notes will be issued in minimum denominations of at least U.S.$ 2,000 and integral multiples of U.S.$ 1,000 in excess thereof.

Section 2.2 Forms Generally.

The Notes shall be in substantially the form set forth in Exhibit A to this Second Supplemental Indenture.

The Notes are Book-Entry Securities, issued in the registered form of one or more global notes, registered in the name of Cede & Co or its registered assigns as nominee of DTC, the Depository. The Notes are exchangeable for notes registered in the name of a Person other than the Depository or its nominee only in the limited circumstances set forth in Section 3.05 of the Base Indenture.

Sections 4.01, 4.02 and 4.03 of the Base Indenture apply to the Notes.

ARTICLE III—REDEMPTION OF NOTES

Section 3.1 Redemption at the Option of the Company.

The Company will have the right to redeem the Notes, in whole at any time, or in part from time to time, at the Company’s option, on at least 30 days’ but no more than 60 days’ prior notice given to the registered Holders of such Notes to be redeemed. The Company will provide notice of such redemption to the Trustee and Securities Administrator in accordance with Section 3.3 of this Second Supplemental Indenture. Upon redemption of the Notes, the Company will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined above) of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Additional Basis Points, in each case plus accrued and unpaid interest thereon up to but excluding the Redemption Date.

The Company shall perform and have full responsibility for the calculation of the redemption price and the remaining scheduled payments and neither the Trustee nor the Securities Administrator shall have any responsibility or liability in connection with such calculation or any verification obligation in connection therewith, it being understood that the Trustee or the Securities Administrator shall promptly notify the Company in case of a manifest error in the calculation made by the Company of which a Responsible Officer of the Trustee or the Securities Administrator, as applicable, has actual knowledge. This calculation shall be final and binding absent a manifest error.

The notice of redemption will comply with the provisions of Sections 1.06 and 11.07 of the Base Indenture and will state any conditions applicable to a redemption and the amount of Notes to be redeemed. The Company will comply with the provisions of Section 3.3 of this Second Supplemental Indenture, and, in accordance with Section 1.02 of the Base Indenture, no additional certificate or opinion need be furnished to the Trustee and Securities Administrator with respect to the redemption pursuant to this Section 3.1. For the avoidance of doubt, the Trustee and Securities Administrator will be entitled to fully rely on the Second Supplemental Indenture Section 3.3 Officer’s Certificate confirming the authorization of such redemption without any obligation to verify or otherwise confirm the content thereof and with no liability therefor.

If less than all the Notes are to be redeemed, DTC will select the Notes to be redeemed in accordance with its standard procedures in the case of Notes represented by Global Notes and otherwise by a pro rata basis, by lot or by such other method as the Securities Administrator deems fair and appropriate. Any Notes that are redeemed pursuant to this Section 3.1 will be cancelled.

In accordance with Section 11.03 of the Base Indenture, except as described under this Section 3.1 or Section 3.2 of this Second Supplemental Indenture, the Notes will not otherwise be redeemable by the Company at the Company’s option prior to the Stated Maturity.

Section 3.2 Redemption for Taxation Reasons.

The Notes may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable) in accordance with Sections 1.06 and 11.07 of the Base Indenture, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, up to but excluding the date fixed by the Company for redemption (the “Tax Redemption Date”) if, as a result of:

(a)	any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(b)

any change in, or amendment to, an official position regarding the application or written interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Notes or the Indenture, with respect to any payment due or to become due under the Notes or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable); provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Company or its successor entity, as the case may be, will deliver to the Trustee and the Securities Administrator:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, and describing the facts related thereto and stating that such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it; and

(2) an Opinion of Counsel of recognized standing with respect to tax stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee and the Securities Administrator will accept and shall be fully protected in relying upon such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

Any Notes that are redeemed pursuant to this Section 3.2 will be cancelled.

Section 3.3 Election to Redeem; Notice to Trustee and the Securities Administrator.

With respect to the Notes, Section 11.02 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

The due authorization of the election of the Company to redeem any Securities shall be evidenced by an Officer’s Certificate. In case of any redemption at the election of the Company of less than all the Notes, the Company shall provide the Trustee and Securities Administrator with an Officer’s Certificate stating that no defaults in the payment of interest or Events of Default with respect to the Notes have occurred (which have not been waived or cured). In the case of any redemption of Notes pursuant to an election of the Company which is subject to a condition or computation specified in the terms of such Securities, the Company shall furnish the Trustee and the Securities Administrator with an Officer’s Certificate evidencing compliance with such condition or computation.

Unless otherwise agreed among the Company, Trustee and Securities Administrator, the Company will send the Trustee and Securities Administrator a draft of the Officer’s Certificate evidencing the due authorization of the Company’s election to redeem the Notes and a draft of the notice of redemption to be provided to Holders no later than noon (New York time) on the third Business Day preceding the date on which notice to the Holders of such redemption is to be provided, and the final, signed version of such certificate and the final notice to be sent to Holders shall be provided by the Company to the Trustee and Securities Administrator no later than noon (New York time) on the Business Day preceding the date on which notice to the Holders will be provided and will be held in escrow by the Trustee and Securities Administrator until the date on which notice to the Holders is to be sent. For the avoidance of doubt, the Trustee and Securities Administrator will be entitled to fully rely on any such Officer’s Certificate without any obligation to verify or otherwise confirm the content thereof and with no liability therefor.

In the event that any election by the Company necessitates the retention of any agent by either of the Trustee or the Securities Administrator, the Company agrees that such retention shall be at the sole expense of the Company, subject to the Company’s prior approval of such agent.

ARTICLE IV—OFFER TO PURCHASE UPON A CHANGE OF CONTROL

Section 4.1 Offer To Purchase upon a Change of Control.

Pursuant to Section 10.12 of the Base Indenture, upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Notes under Section 3.1 or under Section 3.2, or unless the Change of Control Payment Date would fall on or after the maturity date of the Notes, the Company will make an offer to purchase all or a portion of each Holder’s Notes for which the applicability of this Section 4.1 has been specified pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount tendered plus accrued and unpaid interest, if any, up to but excluding the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will deliver, by first class mail (or while the Notes are in global form such notice shall be sent electronically through the Applicable Procedures of the Depositary), a notice to each Holder of Notes at such Holder’s address as it appears in the Security Register, with a copy to the Trustee and the Securities Administrator, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to tender the Notes in accordance with the terms of the Change of Control Offer prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(a)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(b)	deposit with the Paying Agent and instruct the Paying Agent in writing to pay an amount equal to the purchase price in respect of all Notes or portions thereof so tendered; and

(c)

deliver or cause to be delivered to the Securities Administrator with a copy to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

Upon deposit of the amount of the purchase price and the receipt of the written instructions of the Company specified above, the Paying Agent will promptly mail or wire to each Holder of Notes so tendered the purchase price for such Notes, and the Securities Administrator, upon instruction by the Company and in accordance with the Indenture, will promptly authenticate and mail or cause to be transferred by book entry to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

The Trustee and the Securities Administrator are under no obligation to ascertain whether a Change of Control or any event that could lead to the occurrence of or could constitute a Change of Control has occurred, and until a responsible officer of the Trustee or the Securities Administrator, as applicable, has actual knowledge or express notice to the contrary, the Trustee and the Securities Administrator may conclusively assume that no Change of Control or other such event has occurred.

ARTICLE V—PAYMENT OF ADDITIONAL AMOUNTS

Section 5.1 Payment of Additional Amounts.

The Company will make all payments of principal of, and premium (if any) and interest on, the Notes without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within Luxembourg, any jurisdiction in which ArcelorMittal is resident for tax purposes or, in the case of a successor entity, any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor entity, as the case may be, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and will pay such additional amounts (“Additional Amounts”) that will result in the receipt by the Holders of such amounts that would have been received by such Holders had no such withholding or deduction been required by the Relevant Jurisdiction, except that no Additional Amounts will be payable:

(a)	for or on account of:

(i)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A).

the existence of any present or former connection between the Holder or beneficial owner of such Note, as the case may be, and the Relevant Jurisdiction including, without limitation, such Holder or beneficial owner being or having been a citizen or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, other than merely holding such Note or the receipt of payments thereunder;

(B).

the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, or premium (if any) or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;

(C).

the failure of the Holder or beneficial owner to comply with a timely and reasonable request of the Company or any successor entity addressed to the Holder or beneficial owner, as the case may be, to provide information, documentation and certification concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would under applicable law, regulation or administrative practice have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder; or

(D).	the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(ii)	any estate, inheritance, gift, sale, transfer, excise or personal property or similar tax, assessment or other governmental charge;

(iii)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (i) and (ii); or

(b)

with respect to any payment of the principal of, or premium (if any) or interest on, such Note to a Holder who is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, or beneficial owner been the Holder thereof.

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note, such mention will be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE VI—MISCELLANEOUS

Section 6.1 Separability Clause.

In case any provision of this Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.2 Trustee and Securities Administrator.

The Trustee accepts the trusts created by this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and perform its obligations hereunder and the Securities Administrator represents that it is duly authorized to authenticate the Notes and perform its obligations hereunder. In entering into this Second Supplemental Indenture, each of the Trustee and the Securities Administrator shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee or the Securities Administrator, as applicable, as if they were expressly set forth herein mutatis mutandis.

The Trustee, the Securities Administrator or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.3 Counterparts.

This Second Supplemental Indenture may be executed in any number of separate counterparts each of which shall be an original for all purposes regardless of whether delivered in physical or electronic form; but such separate counterparts shall together constitute but one and the same instrument.

Section 6.4 Amendment.

This Second Supplemental Indenture may be amended or supplemented in accordance with the provisions of Article 9 of the Base Indenture.

Section 6.5. Governing Law.

THE BASE INDENTURE, THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 to 470-19 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, DO NOT APPLY TO THE NOTES.

Section 6.6. Jurisdiction.

TO THE FULLEST EXTENT PERMITTED BY LAW AS APPLICABLE, THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER OR THE TRUSTEE OR SECURITIES ADMINISTRATOR ON BEHALF OF SUCH HOLDER ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the day and year first above written.

ARCELORMITTAL, as Company

By:	/s/ Egbert Jansen
Name: Egbert Jansen
Title: Finance Special Proxy Holder

By:	/s/ Philippe Noury
Name: Philippe Noury
Title: Finance Special Proxy Holder

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:	/s/ John Hannon
Name: John Hannon
Title: Senior Trust Officer

Exhibit A

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

CUSIP No.: 03938L BA1

ISIN No.: US03938LBA17

4.550% Notes due 2026

No. R-	$

ARCELORMITTAL

promises to pay to Cede & Co. or registered assigns,

the principal sum of                on March 11, 2026.

Interest Payment Dates: March 11 and September 11 of each year, commencing on September 11, 2019.

Record Dates: March 1 and September 1 of each year, commencing on September 1, 2019.

Reference is hereby made to the further provisions of the Security evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.

Unless the Certificate of Authentication has been duly executed by the Securities Administrator by manual signature, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

Dated: March 11, 2019

ARCELORMITTAL

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities referred to

in the within-mentioned Indenture:

Dated: March 11, 2019

CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:

4.550% Notes due 2026

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the Securities at 4.550% per annum from March 11, 2019 until Maturity. The Company will pay interest and Additional Amounts (if any) pursuant to Section 10.11 of the Base Indenture, semi-annually in arrears on March 11 and September 11 of each year (each an Interest Payment Date) commencing on September 11, 2019, to the Holders of Securities registered as such as of close of business on March 1 and September 1 (each a Regular Record Date), immediately preceding the relevant Interest Payment Date, maturity date, or date of redemption, as applicable.

If an Interest Payment Date, the maturity date, or date of redemption in respect of the Securities is a Legal Holiday, we will pay interest or principal, as the case may be, on the next succeeding day that is not a Legal Holiday. Payments postponed to the next Business Day in this situation will be treated under this Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or this Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Interest on the Securities will accrue from the Closing Date or, if interest has already been paid, from the date it was most recently paid to (but excluding) the relevant interest payment date (each such period, an “Interest Period”). Interest on the Securities will be calculated in accordance with Section 3.10 of the Base Indenture.

Interest will cease to accrue on the Securities on the due date for their redemption, unless, upon such due date, payment of principal is improperly withheld or refused or if default is otherwise made in respect of payment of principal, in which case interest will continue to accrue on the Securities at the rates set forth above, as the case may be, until the earlier of (a) the day on which all sums due in respect of such Securities up to that day are received by the relevant Holder or (b) the day falling seven days after the Securities Administrator has notified the Holders of receipt of all sums due in respect of the such Securities up to that seventh day, except to the extent that there is failure in the subsequent payment to the relevant Holders following such notification.

(2) DEFAULTED INTEREST. Any interest on the Securities which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

(3) METHOD OF PAYMENT. The Company will pay interest on the Securities (except Defaulted Interest) and Additional Amounts (if any) to the Persons who are registered Holders of Securities at the close of business in New York City on March 1 or September 1 (whether or not a Business Day) immediately preceding the Interest Payment Date, except as provided in Section 3.07 of the Base Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, interest and Additional Amounts (if any) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts (if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and Additional Amounts (if any) on, all Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(4) PAYING AGENT AND SECURITY REGISTRAR. Initially, Citibank, N.A., the Securities Administrator under the Indenture, will act as Paying Agent and Security Registrar. The Company may appoint one or more Co-Registrars and one or more additional Paying Agents. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(5) INDENTURE. The Company issued the Securities under an Indenture dated as of June 1, 2015, as supplemented by the Second Supplemental Indenture dated as of March 11, 2019, between the Company, the Securities Administrator and the Trustee. The terms of the Securities include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended. The Securities are subject to all such terms, and Holders are referred to the Indenture and the U.S. Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(6) REDEMPTION FOR TAXATION REASONS. The Securities may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, up to but excluding the Tax Redemption Date if, as a result of:

(a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(b) any change in, or amendment to, an official position regarding the application or written interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Securities or the Indenture, with respect to any payment due or to become due under the Securities or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable); provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities were then due.

Any Securities that are redeemed will be cancelled.

(7) REDEMPTION AT THE OPTION OF THE COMPANY. Section 11.03 of the Base Indenture shall be applicable to the Securities. The Company will have the right to redeem the Securities of this series, in whole at any time, or in part from time to time, at the Company’s option, on at least 30 days’ but no more than 60 days’ prior written notice given to the registered Holders of such Securities to be redeemed. Upon redemption of the Securities, the Company will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the Securities to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points (which shall be the Additional Basis Points for the Securities), in each case plus accrued and unpaid interest thereon up to but excluding the Redemption Date. The Reference Treasury Dealer means for the Securities: (i) each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer; (ii) a primary U.S. government securities dealer in New York City selected by Credit Agricole Securities (USA) Inc. and its successors; and (iii) one other leading primary U.S. Government securities dealer designated by the Company.

(8) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

(9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder at its registered address.

(10) OFFER TO PURCHASE UPON A CHANGE OF CONTROL. Section 10.12 of the Base Indenture shall be applicable to the Securities. Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities under Section 3.1 or under Section 3.2 of the Second Supplemental Indenture, or unless the Change of Control Payment Date would fall on or after the maturity date of the Securities, the Company will make an offer to purchase all or a portion of each Holder’s Securities pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount tendered plus accrued and unpaid interest, if any, up to but excluding the date of purchase, subject to the provisions of the Indenture.

(11) LEGAL DEFEASANCE AND DISCHARGE. Section 4.02 of the Base Indenture shall be applicable to the Securities.

(12) COVENANT DEFEASANCE. Section 4.03 of the Base Indenture shall be applicable to the Securities.

(13) SATISFACTION AND DISCHARGE. The Indenture specifies the means by which it may be discharged and cease to be of further effect with respect to the Securities.

(14) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar, the Securities Administrator and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities of such series to be redeemed or selected for redemption or during the period between a record date and the corresponding Interest Payment Date.

(15) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(16) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Securities Administrator and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in the Indenture, the Indenture may be amended or modified without the consent of any Holder of Securities in order, among other things: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture; (iii) to provide for the assumption by a successor company of the Company’s obligations under the Securities and the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to comply with any requirements of the United States Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act; or (v) to correct or add any other provisions with respect to matters or questions arising under the Indenture, so long as that correction or added provision will not adversely affect the interests of the Holders of the Securities in any material respect.

As set forth in the Indenture, without the consent of each Holder of an Outstanding Security affected, no amendment may, among other things: (i) modify the Stated Maturity of the Securities or the dates on which interest is payable in respect of the Securities; (ii) reduce the principal amount of, or interest on, the Securities; (iii) change the currency of payment of the Securities; (iv) impair the right of the Holders of Securities to institute suit for the enforcement of any payment on or after the date due; (v) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any modification of or waiver of compliance with any provision of the Indenture or defaults under the Indenture and their consequences; and (vi) modify the provisions of the Indenture regarding the quorum required at any meeting of Holders.

(17) DEFAULTS AND REMEDIES. Each of the following is an “Event of Default”:

(1) default in any payment of principal or any premium on any Security of a series when due (at Maturity, including upon redemption, or otherwise), which continues for 15 days;

(2) default in the payment of interest (if any) and Additional Amounts (if any) on any Security of a series when due, which continues for 30 days;

(3) the Company’s failure to comply with any other obligation contained in the Indenture (other than a covenant default in whose performance or whose breach is elsewhere in Section 5.01 of the Base Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or the Securities Administrator written notice, as provided in accordance with Section 1.05 of the Base Indenture, specifying such default or breach and requiring it to be remedied;

(4) the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be;

(5) if the Company is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events; or

(6) if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless (x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event.

Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the affected series may declare the principal amount of the outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 1.05 of the Base Indenture. Upon any such declaration, the Securities of such series shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(a) all overdue interest on all Securities of that series,

(b) the principal of (and premium (if any) on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d) all sums paid or advanced by either of the Trustee or the Securities Administrator hereunder and the reasonable and documented compensation, expenses, disbursements and advances of each of the Trustee and the Securities Administrator, its agents and counsel;

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal and other amounts of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04 of the Base Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive any past default under the Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Securities or an uncured default relating to a covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder.

Holders of a majority in aggregate principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 6 of the Base Indenture relating to the Trustee’s duties, neither of the Trustee nor the Securities Administrator will be under any obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.

No Holder of Securities of any series will have any right to institute any proceeding with respect to the Indenture or the Securities of the series or for any remedy thereunder, unless:

(1) such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Securities of the series has occurred;

(2) Holders of not less than 25% in aggregate principal amount of the outstanding Securities of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) the Holders of the Securities of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;

(4) the Trustee for 60 days thereafter has failed to institute any such proceeding;

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of the relevant series have not given the Trustee a direction that is inconsistent with such written request; and

(6) the terms of such series of Securities do not prohibit such remedy to be sought by the Trustee and/or the Holders,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders

Notwithstanding any other provision of the Indenture, the right of any Holder of a Security to receive payment of principal of, and interest (if any) and Additional Amounts (if any) on the Security, on or after the respective due dates expressed in the Security (including in connection with a Change of Control Offer), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.

(18) TRUSTEE AND SECURITIES ADMINISTRATOR DEALINGS WITH COMPANY. Each of the Trustee and the Securities Administrator, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or Securities Administrator, as applicable. However, in the event that the Trustee acquires any conflicting interest as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, or resign.

(19) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(20) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Securities Administrator or an authenticating agent.

(21) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(22) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and each of the Trustee and the Securities Administrator may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(23) GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 to 470-19 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY TO THE SECURITIES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

ArcelorMittal

24-26 boulevard d’Avranches

L-1160 Luxembourg

Grand Duchy of Luxembourg

Attention: Group Funding Department

And copy to

Immeuble Le Cézanne

6 rue André Campra

93212 La Plaine St. Denis, France

Facsimile: +33 1 71 92 10 05

Attention: Group Funding Department

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee or the Securities Administrator, as applicable).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian